                                                       EXHIBIT 99(a)
                                                            TO
                                                     FORM 10-K FOR 1993
                                                      File No. 1-8519




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 11-K



(Mark One)

   [ ]         ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                    For the fiscal year ended December 31, 1993

                                      OR

   [ ]         TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                    For the transition period from ____ to ____

                         Commission File Number  1-8519




                        --------------------------------

                              CINCINNATI BELL INC.
                             RETIREMENT SAVINGS PLAN

                        --------------------------------


                              CINCINNATI BELL INC.
                             201 East Fourth Street
                             Cincinnati, Ohio  45202

Report of Independent Accountants

Financial Statements:

     Statements of Net Assets Available for Plan Benefits

     Statements of Changes in Net Assets Available for Plan Benefits

     Notes to Financial Statements

Schedules:

     Schedule of Investments

     Other schedules are omitted because the information required is contained in the financial statements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Employees' Benefit Committee have duly caused this annual report to be signed by the undersigned, thereunto duly authorized.

                                          CINCINNATI BELL INC. RETIREMENT
                                                SAVINGS PLAN



                                          By  \s\ Kim M. Cornelius
                                             -----------------------------------
                                                  Kim M. Cornelius
                                                  Assistant Secretary
                                                  Employees' Benefit Committee




May 31, 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS

Savings Plan Committee of the
    Cincinnati Bell Inc.
    Retirement Savings Plan

We have audited the accompanying statements of net assets available for plan benefits of the Cincinnati Bell Inc. Retirement Savings Plan as of December 31, 1993 and 1992 and the related statements of changes in net assets available for plan benefits for the period ended December 31, 1993. These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Cincinnati Bell Inc. Retirement Savings Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the accompanying index on page 1 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ COOPERS & LYBRAND

COOPERS & LYBRAND

Cincinnati, Ohio
May 6, 1994

                  CINCINNATI BELL INC. RETIREMENT SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                DECEMBER 31, 1993


                                                                            Thousands of Dollars
                                             -------------------------------                    -------------------------------


                                                                                               Equity    Equity       Capital
                                              Cincinnati Bell       Spectrum      Balanced     Income    Index     Appreciation
          ASSETS                             Stable Value Fund     Income Fund      Fund        Fund      Fund         Fund
                                             -----------------     -----------    --------     ------    -----     ------------
Investments (cost $80,964):

  Temporary cash investments                    $     --              $   --       $  --      $    --     $ --       $   --

  Cincinnati Bell Inc. shares                         --                  --          --           --       --           --

  Mutual funds                                        --               4,685         722       12,110      636        1,165

  Contracts with insurance companies              14,165                  --          --           --       --           --

  Loans to participants                               --                  --          --           --       --           --

  Other receivables                                   --                  --          --           --       --           --
                                                --------              ------       -----      -------     ----       ------

            Total Investments                     14,165               4,685         722       12,110      636        1,165
                                                --------              ------       -----      -------     ----       ------

          LIABILITIES

Administrative fees payable and other                  1                  --          --           --       --           --
                                                --------              ------       -----      -------     ----       ------

Net Assets Available for Plan Benefits          $ 14,164              $4,685       $ 722      $12,110     $636       $1,165
                                                --------              ------       -----      -------     ----       ------
                                                --------              ------       -----      -------     ----       ------



                                                                         Thousands of Dollars
                                             ----------------------------                    ----------------------------


                                             International     New America     Cincinnati Bell Inc.     Loan
          ASSETS                              Stock Fund       Growth Fund         Shares Fund          Fund       Total
                                             -------------     -----------     --------------------     ----       -----
Investments (cost $80,964):

  Temporary cash investments                    $   --            $   --             $  1,699         $    --    $  1,699

  Cincinnati Bell Inc. shares                       --                --               64,247              --      64,247

  Mutual funds                                   1,816             1,777                   --              --      22,911

  Contracts with insurance companies                --                --                   --              --      14,165

  Loans to participants                             --                --                   --           2,086       2,086

  Other receivables                                 --                --                  718              --         718
                                                ------            ------             --------         -------    --------

            Total Investments                    1,816             1,777               66,664           2,086     105,826
                                                ------            ------             --------         -------    --------

          LIABILITIES

Administrative fees payable and other               --                --                   16              --          17
                                                ------            ------             --------         -------    --------

Net Assets Available for Plan Benefits          $1,816            $1,777             $ 66,648         $ 2,086    $105,809
                                                ------            ------             --------         -------    --------
                                                ------            ------             --------         -------    --------



______________________________
See Notes to Financial Statements.

                  CINCINNATI BELL INC. RETIREMENT SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1993


                                                                                 Thousands of Dollars
                                                  -------------------------------                    -------------------------------


                                                                                                    Equity    Equity       Capital
                                                   Cincinnati Bell       Spectrum      Balanced     Income    Index     Appreciation
                                                  Stable Value Fund     Income Fund      Fund        Fund      Fund         Fund
                                                  -----------------     -----------    --------     ------    -----     ------------
Net Assets Available for Plan Benefits,
  December 31, 1992                                    $ 15,836            $4,573        $ 199     $10,852     $160        $  324
                                                       --------            ------        -----     -------     ----        ------

Employee allotments                                         790               419          114         751      183           295

Participating Company contributions                          --                --           --          --       --            --

Transfer of participants' balances -- Net                  (322)              285          364         941      300           488
                                                       --------            ------        -----     -------     ----        ------

  Total allotments, contributions and transfers             468               704          478       1,692      483           783

Investment Income:

  Dividends on Cincinnati Bell shares                        --                --           --          --       --            --

  Other dividends                                            --                --           19         845       11            45

  Interest                                                1,031               350           --          --       --            --

Net appreciation/(depreciation) of investments               --               158           35         668       27            62
                                                       --------            ------        -----     -------     ----        ------

          Total additions                                 1,499             1,212          532       3,205      521           890

Less:  Distributions to participants                      3,171             1,100            9       1,947       45            49
       Administrative and other expenses paid
       by the Plan                                           --                --           --          --       --            --
                                                       --------            ------        -----     -------     ----        ------

          Total deductions                                3,171             1,100            9       1,947       45            49

Net Assets Available for Plan Benefits,
  December 31, 1993                                    $ 14,164            $4,685        $ 722     $12,110     $636        $1,165
                                                       --------            ------        -----     -------     ----        ------
                                                       --------            ------        -----     -------     ----        ------


                                                                             Thousands of Dollars
                                                  ---------------------------                    -----------------------------


                                                  International     New America     Cincinnati Bell Inc.     Loan
                                                   Stock Fund       Growth Fund         Shares Fund          Fund       Total
                                                  -------------     -----------     --------------------     ----       -----
Net Assets Available for Plan Benefits,
  December 31, 1992                                   $  289           $  550             $ 71,790         $ 2,121    $106,694
                                                      ------           ------             --------         -------    --------

Employee allotments                                      257              468                1,609              --       4,886

Participating Company contributions                       --               --                2,195              --       2,195

Transfer of participants' balances -- Net              1,071              608               (3,263)            (32)        440
                                                      ------           ------             --------         -------     -------

  Total allotments, contributions and transfers        1,328            1,076                  541             (32)      7,521

Investment Income:

  Dividends on Cincinnati Bell shares                     --               --                2,903              --       2,903

  Other dividends                                         42               68                   --              --       1,030

  Interest                                                --               --                   45             160       1,586

Net appreciation/(depreciation) of investments           268              124                4,582              --       5,924
                                                      ------           ------             --------         -------    --------

          Total additions                              1,638            1,268                8,071             128      18,964

Less:  Distributions to participants                     111               41               13,186             163      19,822
       Administrative and other expenses paid
       by the Plan                                        --               --                   27              --          27
                                                      ------           ------             --------         -------    -------

          Total deductions                               111               41               13,213             163      19,849

Net Assets Available for Plan Benefits,
  December 31, 1993                                   $1,816           $1,777             $ 66,648         $ 2,086    $105,809
                                                      ------           ------             --------         -------    --------
                                                      ------           ------             --------         -------    --------



______________________________
See Notes to Financial Statements.

                  CINCINNATI BELL INC. RETIREMENT SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               DECEMBER 31, 1992


                                                                            Thousands of Dollars
                                             -------------------------------                    -------------------------------


                                                                                               Equity    Equity       Capital
                                              Cincinnati Bell       Spectrum      Balanced     Income    Index     Appreciation
          ASSETS                             Stable Value Fund     Income Fund      Fund        Fund      Fund         Fund
                                             -----------------     -----------    --------     ------    -----     ------------
Investments (cost $83,470):

  Temporary cash investments                     $  1,173            $   --        $  --      $    --     $ --        $   --

  Cincinnati Bell Inc. shares                          --                --           --           --       --            --

  Mutual funds                                         --             4,573          199       10,852      160           324

  Contracts with insurance companies               14,432                --           --           --       --            --

  Loans to participants                                --                --           --           --       --            --

  Other receivables                                   231                --           --           --       --            --
                                                 --------            ------        -----      -------     ----        ------

          Total Investments                        15,836             4,573          199       10,852      160           324
                                                 --------            ------        -----      -------     ----        ------

Net Assets Available for Plan Benefits           $ 15,836            $4,573        $ 199      $10,852     $160        $  324
                                                 --------            ------        -----      -------     ----        ------
                                                 --------            ------        -----      -------     ----        ------


                                                                         Thousands of Dollars
                                             ----------------------------                    ----------------------------


                                             International     New America     Cincinnati Bell Inc.     Loan
          ASSETS                              Stock Fund       Growth Fund         Shares Fund          Fund       Total
                                             -------------     -----------     --------------------     ----       -----
Investments (cost $83,470):

  Temporary cash investments                    $   --           $   --             $  2,097          $    --    $  3,270

  Cincinnati Bell Inc. shares                       --               --               68,893               --      68,893

  Mutual funds                                     289              550                   --               --      16,947

  Contracts with insurance companies                --               --                   --               --      14,432

  Loans to participants                             --               --                   --            2,121       2,121

  Other receivables                                 --               --                  800               --       1,031
                                                ------           ------             --------          -------    --------

          Total Investments                        289              550               71,790            2,121     106,694
                                                ------           ------             --------          -------    --------

Net Assets Available for Plan Benefits          $  289           $  550             $ 71,790          $ 2,121    $106,694
                                                ------           ------             --------          -------    --------
                                                ------           ------             --------          -------    --------



______________________________
See Notes to Financial Statements.

                          NOTES TO FINANCIAL STATEMENTS



(1) Plan Structure--On July 1, 1992, T. Rowe Price was appointed as the new trustee, recordkeeper and investment manager for the Cincinnati Bell Inc. Retirement Savings Plan and the Cincinnati Bell Inc. Savings and Security Plan. There are now nine investment funds available to plan participants. These include: Cincinnati Bell Stable Value Fund, Spectrum Income Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Capital Appreciation Fund, International Stock Fund, New America Growth Fund and the Cincinnati Bell Inc. Shares Fund. All of the above funds are administered, trusteed and invested by T. Rowe Price or a related subsidiary.

     Prior to July 1, 1992, all fund values were quoted in units. Currently, all funds except for the Cincinnati Bell Stable Value Fund and the Cincinnati Bell Inc. Shares Fund are quoted in shares. These shares represent the Net Asset Value of shares in T. Rowe Price mutual funds. The Cincinnati Bell Stable Value Fund and the Cincinnati Bell Inc. Shares Fund are still quoted in units. However, these units represent a proportionate interest in two investment funds in which both the Cincinnati Bell Inc. Retirement Savings Plan and Cincinnati Bell Inc. Savings and Security Plan participate.

     The unit values for both the Cincinnati Bell Stable Value Fund and the Cincinnati Bell Inc. Shares Fund were initiated at a value of 1.0000 on July 1, 1992. The Cincinnati Bell Stable Value Fund will maintain a unit value of 1.000 at all times and any income, gains or losses, contributions or withdrawals would result in more or less units being credited to an account. The Cincinnati Bell Inc. Shares Fund unit value will fluctuate with the performance of the underlying investments which consists primarily of Cincinnati Bell Inc. shares and a small amount of temporary investments.

     The plans are described more fully in the summary plan descriptions.

(2) Accounting Policies--The values of investments on December 31, 1993 and 1992 are determined as follows: Cincinnati Bell shares in the Cincinnati Bell Inc. Shares Fund on the basis of the last published sales prices on December 31, 1993 and 1992 on the New York Stock Exchange; shares in the following T. Rowe Price mutual funds: Spectrum Income Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Capital Appreciation Fund, International Stock Fund and the New America Growth Fund on the basis of the last published net asset value on December 31, 1993 and 1992; contracts with insurance companies in the Cincinnati Bell Stable Value Fund at principal plus accrued earnings on December 31, 1993 and 1992; loans to participants in the Loan Fund at the principal owed by the participants on December 31, 1993 and 1992.


     The Plan presents in the Statement of Changes in Net Assets Available for Plan Benefits the net appreciation (depreciation) in the value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) of those investments.

     Purchases and sales of securities are reflected as of the trade date.

     Realized gains and losses on sales of investments are determined on the basis of average cost.

     Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

(3) The interest of an employee in each type of investment of the Plan on December 31, 1993 and December 31, 1992 is represented by units or shares. The number and value of units or shares were:


                                                    December 31, 1993                       December 31, 1992
                                             ---------------------------------       ---------------------------------

                                                 Number of        Value per              Number of        Value per
                                                 units/shares     unit/share             units/shares     unit/share

     Cincinnati Bell Stable Value Fund       14,164,141  units        1.0000         15,835,246  units        1.0000
     Spectrum Income Fund                       421,695  shares      11.1100            427,393  shares      10.7000
     Balanced Fund                               60,029  shares      12.0200             18,024  shares      11.0700
     Equity Income Fund                         727,331  shares      16.6500            694,298  shares      15.6300
     Equity Index Fund                           47,215  shares      13.4800             12,700  shares      12.6300
     Capital Appreciation Fund                   92,040  shares      12.6600             28,459  shares      11.3900
     International Stock Fund                   149,335  shares      12.1600             32,495  shares       8.8900
     New America Growth Fund                     63,374  shares      28.0400             22,121  shares      24.8600
     Cincinnati Bell Inc. Shares Fund        60,298,845  units        1.1053         70,568,902  units        1.0173


     At December 31, 1993 the number of participants with balances by investment fund was:

               Cincinnati Bell Stable Value Fund         558
               Spectrum Income Fund                      355
               Balanced Fund                             116
               Equity Income Fund                        562
               Equity Index Fund                         130
               Capital Appreciation Fund                 207
               International Stock Fund                  226
               New America Growth Fund                   304
               Cincinnati Bell Inc. Shares Fund        1,209


(4) The Internal Revenue Service has issued a determination that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code (the "Code") and is exempt from Federal income taxes under Section 501(a) of the Code.

(5) Units in the Cincinnati Bell Inc. Shares Fund forfeited by employees under the Plan are valued as of the end of the same day as the event causing the forfeiture and are applied as credits reducing subsequent matching Participating Company contributions.

(6) Plan Amendments -- Effective July 1, 1993, the external administrative fees of the Cincinnati Bell Inc. Retirement Savings Plan and the Cincinnati Bell Inc. Savings and Security Plan will be charged to the plans and paid by the plan participants.

     External administrative fees for the Retirement Savings Plan and the Savings and Security Plan will be combined and then allocated as a percent of the combined assets of the plans. Individual participant accounts will be assessed on the market value of the account.

     Effective January 1, 1994 the vesting schedule for company matching contributions for the Retirement Savings Plan and the Savings and Security Plan changed from class year vesting with a five-year override to five-year cliff vesting. All employees hired before January 1, 1994 were fully vested in their company matching contributions regardless of their actual years of service. Employees hired on or after January 1, 1994, will be fully vested after five years of vesting service.

     In general, this change in the vesting schedule will affect an individual's benefit only at termination of employment. Class year vesting will remain in effect for withdrawals and loans.

     Effective April 1, 1994 the Retirement Savings Plan and the Savings and Security Plan will accept rollovers of monies from any qualified defined contribution plan within the Cincinnati Bell Inc. family of companies. Any company matching contributions would be fully vested at the time when the participant transferred to another company and plan within the CBI family of companies.

     Effective April 1, 1994 the current transaction frequency allowed by the Retirement Savings Plan and the Savings and Security Plan was revised as follows:

                                                  Number of Times/ Year
                                                  ---------------------
                       Transaction                Current       Revised
               ---------------------------        -------       -------

               Change allotments                     4            12

               Change before/after tax mix           4            12

               Stop/resume allotments                2            12

               Change investment direction           4            12

               Transfer account balances             4           365

                  CINCINNATI BELL INC. RETIREMENT SAVINGS PLAN
                             SCHEDULE OF INVESTMENTS


                                                                              Thousands of Dollars
                                                            ------------------                    -------------------
                                                                               December 31, 1993
                                                            -------------------                 ---------------------

                                                                 Number of
                                                                 Shares or
                                                                 Principal
          Name of Issuer and Title of Issue                      Amount                Cost              Value
          ---------------------------------                      ---------             ----              -----
          CINCINNATI BELL INC. SHARES FUND

Temporary cash investments                                        1,699              $ 1,699           $ 1,699
Cincinnati Bell Inc. shares*                                  3,569,277  shs.         40,632            64,247
Dividends receivable                                                714                  714               714
Interest receivable                                                   4                    4                 4
                                                                                     -------           -------

          Total Cincinnati Bell Inc. Shares Fund                                      43,049            66,664
                                                                                     -------           -------
                                                                                     -------           -------

          T. ROWE PRICE SPECTRUM INCOME FUND                    421,695  shs.        $ 4,597           $ 4,685

          T. ROWE PRICE BALANCED FUND                            60,029  shs.            687               722

          T. ROWE PRICE EQUITY INCOME FUND *                    727,331  shs.         11,468            12,110

          T. ROWE PRICE EQUITY INDEX FUND                        47,215  shs.            608               636

          T. ROWE PRICE CAPITAL APPRECIATION FUND                92,040  shs.          1,113             1,165

          T. ROWE PRICE INTERNATIONAL STOCK FUND                149,335  shs.          1,567             1,816

          T. ROWE PRICE NEW AMERICA GROWTH FUND                  63,374  shs.          1,624             1,777

          CINCINNATI BELL STABLE VALUE FUND

T. Rowe Price Stable Value Common Trust Fund                      4,111                4,111             4,111
Contracts with Confederation Life Insurance Company+                789                  789               789
Contracts with Crown Life Insurance Company+                      1,044                1,044             1,044
Contracts with Hartford Life Insurance Company+                   2,439                2,439             2,439
Contract with Life Insurance Company of Virginia+                   636                  636               636
Contracts with Metropolitan Life Insurance Company+                 373                  373               373
Contracts with New York Life Insurance Company+                   1,434                1,434             1,434
Contracts with Ohio National Life Insurance Company+                576                  576               576
Contracts with Provident Mutual Life Insurance Company+             179                  179               179
Contracts with Prudential Insurance Company of America+           1,412                1,412             1,412
Contracts with State Mutual Life Insurance Company+               1,172                1,172             1,172
                                                                                      ------            ------
          Total Cincinnati Bell Stable Value Fund                                     14,165            14,165

          LOAN FUND

Loans to Participants                                             2,086                2,086             2,086
                                                                                     -------           -------
          Total Loan Fund                                                              2,086             2,086
                                                                                     -------           -------

          GRAND TOTAL                                                               $ 80,964          $105,826
                                                                                    --------          --------
                                                                                    --------          --------

______________________________
          * Investment represents 5% or more of the Net Assets Available for Plan Benefits.

          +    The contracts with these insurance companies guarantee the repayment of principal and the crediting of interest. During 1993, the composite effective annual interest rate earned under these contracts was approximately 7.4%. The rate at which interest will be credited in future years may be either higher or lower.
